UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

GulfSlope Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 2300

Houston, Texas 77002

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (281) 918-4100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock , par value $0.001 per share	GSPE	OTC PK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 5.03 hereof is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2022 Annual Meeting, the Company’s stockholders approved an amended and restated certificate of incorporation incorporating an amendment to increase the number of authorized shares of the Company’s common stock from to 1,500,000,000 to 3,000,000,000 (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation was previously approved by the Board of Directors, subject to stockholder approval. Accordingly, on October 4, 2022, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to Exhibit 3.1 filed herewith and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 30, 2022, the Company held its 2022 Annual Meeting in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s Proxy Statement.

Proposal One. To Elect Directors. Each of the three nominees listed below was elected a director of the Company to hold office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified, based upon the following votes:

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
John N. Seitz	622,193,240	1,180,860	-0-	213,554,114
Paul L. Morris	617,517,099	5,785,001	-0-	213,554,114
Richard S. Langdon	608,497,499	14,804,601	-0-	213,554,112

Proposal Two. To ratify the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2022. The Company’s stockholders ratified, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
824,438,048	272,219	12,145,946	-0-

Proposal Three. To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock of the Company from 1,500,000,000 to 3,000,000,000. The Company’s stockholders approved the amendment to the Company’s certificate of incorporation increasing the authorized shares of common stock from 1,500,000,000 to 3,000,000,000, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
803,116,532	21,727,238	12,012,442	-0-

Proposal Four. To Approve a Reverse Split .. The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to effect one or a series of reverse splits of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s stockholders, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
795,917,674	40,205,056	733,484	-0-

Proposal Five. To approve an amendment to our certificate of incorporation that eliminates reference to the classification of the board of directors into classes with staggered terms. The Company’s stockholders did not approve an amendment to the Company’s certificate of incorporation to eliminate reference to the classification of the board of directors into classes with staggered terms, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
613,759,792	5,783,952	3,758,356	213,554,114

Proposal Six. To approve a non-binding advisory resolution on executive compensation. The Company’s stockholders approved a non-binding advisory resolution on executive compensation by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
603,730,402	16,524,238	3,047,460	213,554,114

Proposal Seven. To vote on whether advisory votes on executive compensation should occur every one, two or three years. The Company’s stockholders approved the timing by the following votes:

Number of Shares Voted For Three Years	Number of Shares Voted For Two Years	Number of Shares Voted For One Year	Number of Shares Abstaining
255,346,680	297,606,914	68,109,892	2,238,614

Number of Broker Non-Votes
213,554,114

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits . The information in the Exhibit Index hereto is hereby incorporated herein by reference.

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of GulfSlope Energy, Inc., dated effective September 30, 2022 (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2022

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer